                                                                    EXHIBIT 11.1


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                       Three months      Three months        Six months         Six months
PRIMARY:                                  ended             ended              ended              ended
                                        03/31/97           03/31/96           03/31/97           03/31/96
                                        --------           --------           --------           --------
Weighted average common shares
outstanding ..................          9,767,352          9,574,503          9,737,837          9,571,130
Common stock equivalents .....            366,442            444,693            393,003            462,919
                                      -----------        -----------        -----------        -----------
                                       10,133,794         10,019,196         10,130,840         10,034,049
                                      -----------        -----------        -----------        -----------

Net income ...................        $ 1,535,729        $ 1,447,287        $ 5,064,556        $ 3,574,739

Net income per share .........        $      0.15        $      0.14        $      0.50        $      0.36


FULLY DILUTED:
Weighted average common shares
outstanding ..................          9,767,352          9,574,503          9,737,837          9,571,130
Common stock equivalents .....            366,593            471,253            411,131            495,052
                                      -----------        -----------        -----------        -----------
                                       10,133,945         10,045,756         10,148,968         10,066,182
                                      -----------        -----------        -----------        -----------

Net income ...................        $ 1,535,729        $ 1,447,287        $ 5,064,556        $ 3,574,739
Net income per share .........        $      0.15        $      0.14        $      0.50        $      0.36